BI-OPTIC VENTURES INC.

September 16, 2011

Trading Symbol:  TSXV – BOV.H

OTC - BOVKF

NOT FOR DISSEMINATION IN THE UNITED STATES OR THROUGH U.S. NEWS WIRES

TERMINATION OF EIDAM DIAGNOSTICS CORPORATION TRANSACTION

Bi-Optic Ventures Inc. ("Bi-Optic" or the "Corporation") listed on NEX – TSX Venture Exchange, wishes to announce that it has terminated its intention to acquire 100% of the shares of Eidam Diagnostics Corporation ("Eidam"), in a reverse takeover (the "Transaction").  Full details of the proposed Transaction with Eidam was announced via a press release disseminated by the Corporation on September 24, 2010.  The Corporation was unable to secure the necessary financing and sponsorship required to complete the Transaction.

For further information, please contact:

Harry Chew, President
Phone: (604) 689-2646

ON BEHALF OF THE BOARD OF DIRECTORS

“Harry Chew”

Harry Chew

President

THE TSX VENTURE EXCHANGE HAS IN NO WAY PASSED UPON THE MERITS OF THE PROPOSED TRANSACTION AND HAS NEITHER APPROVED NOR DISAPPROVED THE CONTENTS OF THIS PRESS RELEASE.

Forward Looking Statements

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Bi-Optic undertakes no obligation to update forward-looking information if circumstances or management's estimates or opinions should change except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. More detailed information about potential factors that could affect financial results is included in the documents filed from time to time with the Canadian securities regulatory authorities by Bi-Optic.

Suite #1518-1030 West Georgia St., Vancouver, BC Canada V6E 2Y3

Phone (604) 689-2646 Fax (604) 689-1289